Exhibit 99.1

HireRight Media Contact: Media Relations Strategies / Lindsay Thompson

Office: 714.957.8880 ext. 128

lindsay@strategiesadpr.com

HireRight Investor Contact: ICR / Garo Toomajanian

Office: 949.428.5855

ir@hireright.com

HireRight, Inc. Stockholders Approve Merger

IRVINE, Calif., August 18, 2008 — HireRight, Inc. (NasdaqGM: HIRE), a leading provider of on-demand employment background and drug screening solutions, announced today that its stockholders have voted to approve the proposed merger of HireRight with a wholly owned subsidiary of US Investigations Services, LLC pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2008, among HireRight, US Investigations Services, LLC and Hercules Acquisition Corp., as amended by Amendment No. 1 thereto, dated July 23, 2008, and Amendment No. 2 thereto, dated July 29, 2008.

Based upon the preliminary tally of the shares voted, 9,074,445 shares were voted (in person or by proxy) at the special meeting of HireRight’s stockholders, held today, representing 78.65% of HireRight’s total outstanding voting shares as of the July 15, 2008 record date. Of those shares voting, 9,073,931 shares voted in favor of approval of the Agreement and Plan of Merger, as amended, representing 78.65% of HireRight’s total outstanding voting shares as of the July 15, 2008 record date.

Under the terms of the Agreement and Plan of Merger, as amended, HireRight’s stockholders will receive $19.75 in cash, without interest, for each share of HireRight’s common stock held as of the effective time of the merger. The transaction is currently anticipated to close by the end of the month.

About HireRight

HireRight is a leading provider of on-demand employment background and drug screening solutions that help employers efficiently implement, manage and control screening programs. Many companies, including more than 65 of the Fortune 500, trust HireRight because the company delivers customer-focused solutions that provide greater efficiency and faster results. HireRight also provides pre-integrated employment screening services through enterprise e-recruiting solutions from top providers such as Oracle/PeopleSoft, Taleo/Vurv, ADP/VirtualEdge and PeopleAdmin. HireRight’s worldwide headquarters are located in Irvine, Calif., with offices and affiliates around the globe.

About USIS

USIS is a leading provider of security screenings, background investigations, employment and drug screening services, automotive insurance underwriting services, and national security solutions to government and corporate clients. Headquartered in Falls Church, Va., the company has more than 7,000 employees that support business operations in all 50 states, U.S. territories, and overseas. USIS was formed in July 1996 following a White House initiative that led to the establishment of US Investigations Services, Inc. (USIS) as the first privatization of a government program into the private sector. Today, the company is owned by Providence Equity Partners, the largest global private equity firm dedicated to investing in the media, information services and communications industries.

USIS’ three businesses include the Investigative Services Division, the largest supplier of background investigations to the federal government and a provider of screening services to law enforcement agencies and first responder organizations; the Commercial Services Division, one of the nation’s largest employment and drug screening companies that serves the needs of approximately 25,000 businesses across the U.S.; and the National Security Division, a global provider of specialized national security solutions that support the mission critical needs of a wide-range of federal programs.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This message may contain forward-looking statements based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by the companies. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding the impact of the merger, including but not limited to, the companies’ expectations with respect to the combined companies available solutions, leadership position, competitive strengths and positioning; client base, as well as the anticipated synergies, efficiencies and advantages resulting from the merger; the approval of the merger transaction by stockholders and regulators; the satisfaction of the closing conditions to the merger transaction; the lack of financing conditions; the completion of the merger on stated terms; and the timing of the completion of the merger transaction. Such statements speak only as of the date hereof and are subject to change. The companies undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the risk the companies’ businesses and their relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger may not be consummated, may be consummated on different terms or may be delayed; that anticipated synergies and strategic benefits from the merger may not be fully realized; that a failure to satisfy conditions to close the merger, including obtaining the requisite regulatory and stockholder approvals, may occur; and the various other risks and uncertainties described in the “Risk Factors” section of HireRight’s Annual Report on Form 10-K for the year ended December 31, 2007, and the general economic and political conditions and specific conditions that may impact company operations, including hiring trends. Further information on HireRight, Inc., including additional risk factors that may affect forward looking statements, is contained in its Annual Report on Form 10-K and in its other SEC filings that are available through the SEC’s website (www.sec.gov).